EXHIBIT 99.1

Visant/Jostens:

Jostens Media Contact: Jill Teut, Tel: 952/830-3275, E-Mail: jill.teut@jostens.com

Visant Media/Investor Contact: Paul Carousso, Senior Vice President, Chief Financial Officer, Tel: 914/595-8218, E-mail: paul.carousso@visant.net

American Achievement/Fenway Partners:

Anna Cordasco/Brooke Gordon/Brian Shiver

Sard Verbinnen & Co.

Tel: 212/687-8080

JOSTENS AGREES TO ACQUIRE AMERICAN ACHIEVEMENT

Strategic Consolidation Opportunity of Well Respected Industry Players

MINNEAPOLIS, MN, ARMONK, NY and AUSTIN, TX – November 19, 2013 – Leading yearbook and scholastic affinity company, Jostens, Inc., and American Achievement Group Holding Corp. jointly announced today that they have signed a definitive agreement under which Jostens will acquire American Achievement, a premier provider of commemorative jewelry and recognition products such as class rings, yearbooks, letter jackets and other jewelry, including military and family products. The transaction, which is subject to customary closing conditions and regulatory review, is expected to close not later than the second quarter of 2014, and to be accretive to the company’s free cash flow in the first year of combined operations.

Jostens is a wholly owned subsidiary of Visant Corporation. American Achievement’s products and brands include Balfour®, Taylor, ArtCarved® and Keepsake®. Fenway Partners, American Achievement’s majority stockholder, purchased the company in 2004.

Mr. Marc Reisch, CEO and President of Visant, commenting on the transaction, stated, “American Achievement is an excellent company. Bringing American Achievement and Jostens together will enhance the combined business’ core capabilities and create a great platform to even better serve our customers, in addition to generating significant operating efficiencies for the company.”

Mr. Jim Simpson, CFO of Jostens, added, “The transaction brings together the talents of the two great companies and will enhance our opportunities to continue to provide the best products and services to our industry.”

Mr. Steven Parr, American Achievement President and CEO, commented, “American Achievement and Jostens are a natural fit and by bringing together our strong brands and capabilities, we will help ensure a bright future for both companies. With our complementary product lines and shared cultures of excellence, the combined company will be better positioned to maximize sales opportunities and capture operating efficiencies while better serving a growing customer base. Jostens is the ideal partner to help preserve American Achievement’s rich history while simultaneously facilitating continued growth, and I am looking forward to working with the Jostens team to complete this compelling transaction.”

Simpson Thacher & Bartlett LLP has acted as legal advisor to Visant and Jostens in connection with the proposed transaction. Credit Suisse has provided committed loan financing to Visant in connection with the proposed transaction and is acting as sole lead arranger and bookrunner for the debt financing. KKR Capital Markets LLC assisted in placing the financing. Ropes & Gray LLP and Wilmer Hale LLP have acted as legal advisors to American Achievement and Fenway. Goldman, Sachs & Co. has acted as financial advisor to American Achievement in connection with the proposed transaction.

About Jostens

Minneapolis-based Jostens supports schools and educators through a variety of products, programs and services that help people tell their stories, celebrate important traditions and recognize achievements. The company’s products include school yearbooks and other memory book products, scholastic products such as class rings and graduation products, and products for athletic champions and their fans. For more information on Jostens, please visit the company’s web site at www.jostens.com.

About American Achievement

American Achievement provides products that forever mark the special moments of people’s lives. As the parent company of brands such as ArtCarved®. Balfour®, Keepsake® and Taylor Publishing, American Achievement’s legacy is based upon the delivery of exceptional, innovative products, including class rings, yearbooks, graduation products, achievement publications and affinity jewelry through in-school and retail distribution. American Achievement’s products are available through a variety of distribution methods, including direct sales to students in high schools and college, national jewelry retailers, independent jewelry stores and mass merchandisers. For more information on American Achievement, please visit the company’s web site at www.balfour.com.

About Visant

Visant Corporation is a leading marketing and publishing services enterprise servicing the school affinity, direct marketing, fragrance and cosmetics sampling and packaging and educational publishing markets. Visant is controlled by affiliates of KKR and DLJ Merchant Banking. For more information on Visant, please visit the company’s web site at www.visant.net.

About Fenway Partners

Fenway Partners is a middle market private equity firm based in New York with approximately $2.1 billion in originally committed capital. With significant knowledge and success investing in the branded consumer product and specialty distribution industries, Fenway has built a strong reputation for its hands on approach to supporting portfolio companies. For further information about Fenway Partners, please visit www.fenwaypartners.com.

No Offer or Solicitation

This news release does not constitute an offer to sell, or an invitation to subscribe for, purchase or exchange, any securities, nor shall there be any offer, sale, issuance, exchange or transfer of any securities in any state or jurisdiction in which such offer, sale, issuance, exchange or transfer would be unlawful.

Use of Forward-Looking Statements

This news release contains “forward-looking statements”, including, without limitation, statements concerning expectations regarding the proposed transaction, including estimated synergies, operations, performance and financial condition. Forward-looking statements are not historical facts, but rather predictions and generally can be identified by use of statements that include such words as “may”, “might”, “will”, “should”, “estimate”, “project”, “plan”, “anticipate”, “expect”, “intend”, “outlook”, “believe” and other similar expressions that are intended to identify forward-looking statements and information. These forward-looking statements are based on estimates and assumptions by management that, although believed to be reasonable, are inherently uncertain and subject to a number of risks and uncertainties. Actual results may differ materially from current expectations depending upon a number of factors affecting the businesses and risks associated with the successful execution and integration of the proposed transaction and the performance of the combined business following such transaction. These factors include, without limitation, successful completion of the proposed transaction in the time period anticipated or at all, which is dependent on the parties’ ability to satisfy certain closing conditions, the ability to implement plans for integration and the ability to realize the anticipated synergies resulting from the proposed transaction and the costs related to achieving such synergies, and the receipt of regulatory approvals.

Readers are cautioned not to place undue reliance on these forward-looking statements, and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date of this news release, are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. Readers are strongly encouraged to read the full cautionary statements and risk factors contained in Visant’s filings with the SEC. Each of Visant and American Achievement undertakes no obligation to update publicly or revise any forward-looking statements in light of new information, future events or otherwise, except as required by law.

###